H A R T F O R D   F I R E   I N S U R A N C E   C O M P A N Y


                              HARTFORD PLAZA
                         HARTFORD, CONNECTICUT, 06115
                    FINANCIAL STATEMENT, DECEMBER 31, 2005
                             (Statutory Basis)


                 ASSETS                                                         LIABILITIES
U.S. Government Bonds.....................$          22,823,842  Reserve for Claims                         $
Bonds of Other Governments.................         210,881,572            and Claim Expense..........              5,985,682,821
State, County, Municipal and                                     Reserve for Unearned Premiums........              2,024,591,084
          Miscellaneous Bonds..............       9,718,881,820  Reserve for Taxes, License
          Stocks...........................       5,679,710,811            and Fees...................                127,417,792
Short Term Investments.....................         325,367,234  Miscellaneous Liabilities............              2,952,017,760
                                                                                                                ------------------
                                               -----------------
                                          $      15,957,665,279  TOTAL LIABILITIES....................      $      11,089,709,457
                                               -----------------                                                ------------------

Real Estate...............................$         109,210,221  Capital Paid In......$.........54,740,000
Cash.......................................         141,453,490  Surplus....................10,425,393,321
                                                                                          ----------------
Agents' Balances (Under 90 Day)............       2,858,627,269
Other Invested Assets......................         265,194,948  SURPLUS AS REGARDS POLICYHOLDERS.....      $      10,480,133,321
Miscellaneous..............................       2,237,691,571  TOTAL LIABILITIES, CAPITAL
                                               -----------------                                                ------------------
TOTAL ADMITTED ASSETS.....................$      21,569,842,778            AND SURPLUS................      $      21,569,842,778
                                               -----------------                                                ------------------


STATE OF CONNECTICUT       )
                           )
COUNTY OF HARTFORD         ) ss.
                           )
CITY OF HARTFORD           )

Colleen Mastroianni, Vice-President, and Patricia A. Murrone, Assistant Secretary of the Hartford Fire Insurance Company, being duly sworn, each deposes and says that the foregoing is a true and correct statement of the said company's financial condition as of December 31, 2005.

Subscribed and sworn to before me this 24th day of March, 2006


                                 [Hartford seal]
                                        /s/ Colleen Mastroianni, Vice-President
                                            Colleen Mastroianni, Vice-President
/s/ Patricia E. Davis
Patricia E. Davis
Notary Public                           /s/ Patricia A. Murrone
My Commission Expire September 30, 2007 Patricia A. Murrone, Assistant Secretary


FORM CS-19-37 HF Printed in U.S.A.